Exhibit 99.1

FOR IMMEDIATE RELEASE

VEREIT® Publishes Settlement Notice

Phoenix, AZ, October 15, 2019 - As previously announced, VEREIT, Inc. (NYSE: VER) ("VEREIT" or the "Company") entered into a Stipulation and Agreement of Settlement (the “Derivative Stipulation”) in connection with Witchko v. Schorsch, et al., No. 1:15-cv-06043-AKH. On October 4, 2019, the court issued an order granting preliminary approval of the Derivative Stipulation and the settlement set forth therein (the "Derivative Settlement") and, as required thereby, the Company is providing the below notice to current stockholders of VEREIT. For additional information about the Derivative Settlement and the preliminary approval order filed by the court, please refer to the Company's Investor Relations website at http://ir.vereit.com/.

About the Company
VEREIT is a full-service real estate operating company which owns and manages one of the largest portfolios of single-tenant commercial properties in the U.S. The Company has total real estate investments of $15.0 billion including approximately 4,000 properties and 90.6 million square feet. VEREIT’s business model provides equity capital to creditworthy corporations in return for long-term leases on their properties. VEREIT is a publicly traded Maryland corporation listed on the New York Stock Exchange. VEREIT uses, and intends to continue to use, its Investor Relations website, which can be found at www.VEREIT.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Additional information about VEREIT can be found through social media platforms such as Twitter and LinkedIn.

Media Contact
Parke Chapman
Rubenstein Associates
212.843.8489 | PChapman@Rubenstein.com

Investor Contact
Bonni Rosen, Senior Vice President, Investor Relations
VEREIT
877.405.2653 | BRosen@VEREIT.com

UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK

JOANNE WITCHKO, Derivatively on Behalf of Nominal Defendant AMERICAN REALTY
CAPITAL PROPERTIES, INC.,

Plaintiff,

v.

NICHOLAS S. SCHORSCH, et al.,

Defendants,

-and-

AMERICAN REALTY CAPITAL PROPERTIES, INC.,

Nominal Defendant.
Lead Case No. 1:15-cv-06043-AKH (Consolidated with Case No. 1:15-cv-08563-AKH)

NOTICE TO CURRENT VEREIT STOCKHOLDERS

TO:
ALL OWNERS OF VEREIT, INC. (“VEREIT”) (F/K/A AMERICAN REALTY CAPITAL PROPERTIES INC. (“ARCP”)) COMMON STOCK (TICKER SYMBOL: VER) AND PREFERRED STOCK (TICKER SYMBOL: VERPF) AS OF SEPTEMBER 27, 2019, WHO CONTINUE TO OWN SUCH SHARES.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS ACTION.
IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, STOCKHOLDERS OF VEREIT WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS.
THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

YOU ARE HEREBY NOTIFIED, pursuant to Federal Rule of Civil Procedure 23.1 and an Order from the Honorable Alvin K. Hellerstein of the U.S. District Court for the Southern District of New York (the “Court”), that a proposed settlement agreement has been reached among Plaintiffs,1 derivatively on behalf of VEREIT, VEREIT, and the Non-VEREIT Settling Defendants in connection with the above-captioned consolidated stockholder derivative action titled Witchko v. Schorsch, et al., No. 1:15-cv-06043-AKH (S.D.N.Y.) (the “Action”).
Plaintiffs filed the Action derivatively on behalf of VEREIT to remedy the alleged harm caused to the Company by certain of the Non-VEREIT Settling Defendants’ alleged breaches of their fiduciary duties or other obligations or duties owed to VEREIT. The proposed Settlement, if approved by the Court, would fully, finally and forever resolve the Action on the terms set forth in the Stipulation and summarized in this Notice, including the dismissal of the Action with prejudice.
As explained below, a Settlement Hearing shall be held before the Court on January 21, 2020 at 11:00 a.m., before the Honorable Alvin K. Hellerstein, at the U.S. District Court for the Southern District of New York, Courtroom 14D, 500 Pearl Street, New York, New York 10007, to determine whether, inter alia, the proposed Settlement is fair, reasonable, and adequate, and should be finally approved by the Court and whether Plaintiffs’ Counsel’s Fee Award, should be finally approved. You have the right to object to the Settlement and the Fee Award, in the manner provided herein. If you fail to object in the manner provided herein at least twenty-one (21) calendar days prior to the Settlement Hearing, you will be deemed to have waived your objections and will be forever bound by the Judgment to be entered and the releases to be given, unless otherwise ordered by the Court.

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1    For purposes of this Notice, the Court incorporates by reference the definitions in the Settling Parties’ Stipulation and Agreement of Settlement, fully executed as of September 27, 2019 (the “Stipulation”), and all capitalized terms used herein, unless otherwise defined herein, shall have the same meanings as set forth in the Stipulation. A copy of the Stipulation may be inspected at the Clerk of the Court’s Office for the United States District Court for the Southern District of New York, 500 Pearl Street, New York, NY 10007 or by visiting the investor relations portion of VEREIT’s website at http://ir.VEREIT.com.

This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise one of the proposed Settlement and of one’s rights if he, she or it owned VEREIT stock as of September 27, 2019 and continues to hold VEREIT stock through the date of the filing of the objection (“Current VEREIT Stockholder”).

I.	INTRODUCTION
A.Background of the Action
VEREIT is a full-service real estate operating company which owns and manages one of the largest portfolios of single-tenant commercial properties in the United States. Plaintiffs have alleged or believe that they have grounds to allege that the Non-VEREIT Settling Defendants breached their fiduciary duties or other obligations or duties owed to VEREIT.
On November 17, 2014, plaintiff Witchko served a litigation demand pursuant to Maryland law on the Board of Directors of VEREIT (the “Board”) asking the Board to investigate alleged wrongdoing by certain of the Non-VEREIT Settling Defendants and sue the alleged wrongdoers for violation of their fiduciary duties under Maryland law. On June 18, 2015, the Board refused the demand.
On July 31, 2015, plaintiff Witchko, derivatively on behalf of VEREIT, filed a verified stockholder derivative complaint in the Court, initiating the Action.
On October 30, 2015, plaintiffs Thomas Serafin, Michele Graham Turner 1995 Revocable Trust, Jeffrey Turner as Trustee, and Edward L. Froehner, derivatively on behalf of VEREIT, filed a verified stockholder derivative complaint in the Court, initiating the action captioned Serafin, et al. v. Schorsch, et al., No. 1:15-cv-08563 (the “Serafin Action”).
On December 15, 2015, the Court entered an order consolidating the Action and the Serafin Action for all purposes and appointing Harwood Feffer LLP, now Glancy Prongay & Murray LLP, to lead the litigation of the Derivative Action on behalf of the Plaintiffs.
On January 5, 2016, Plaintiffs designated the complaint in the Action as the operative complaint.

On February 12, 2016, VEREIT and certain of the Non-VEREIT Settling Defendants filed a motion to dismiss the Action pursuant to Fed. R. Civ. P. 23.1 for failure to sufficiently allege improper refusal of demand, and under Fed. R. Civ. P. 12(b)(6) for failure to state a claim.
On March 15, 2016, Plaintiffs filed a memorandum of law in opposition to the motion to dismiss.
On April 5, 2016, VEREIT and certain of the Non-VEREIT Settling Defendants filed a reply memorandum of law in further support of their motion to dismiss the Action.
On June 2, 2016, the Court held oral argument on the motion to dismiss.
On June 9, 2016, the Court entered an order denying the motion to dismiss pursuant to Fed. R. Civ. P. 23.1 because the operative complaint sufficiently alleged that plaintiff Witchko’s demand had been improperly denied, and granting with leave to amend the motion to dismiss pursuant to Rule 12(b)(6) because the operative complaint failed to state certain claims.
On June 30, 2016, Plaintiffs, derivatively on behalf of VEREIT, filed an amended verified stockholder derivative complaint in the Court (the “Amended Complaint”).
On July 11, 2016 and July 25, 2016, Kahane, Weil, Schorsch, Block, and McAlister filed notices of interlocutory appeal of the Court’s order granting in part and denying in part the motion to dismiss (the “Appeals”).
On July 20, 2016, Plaintiffs moved to dismiss the Appeals for lack of appellate jurisdiction.
On July 22, 2016, VEREIT and certain of the Non-VEREIT Settling Defendants filed answers to the Amended Complaint.
On August 1, 2016, Kahane and Weil filed their opposition to Plaintiffs’ motion to dismiss the Appeals for lack of appellate jurisdiction.
On August 8, 2016, Plaintiffs filed their replies in further support of their motion to dismiss the Appeals.
On August 11, 2016, in the Appeals, Kahane and Weil filed a motion for leave to file a sur-reply or, in the alternative, strike, and sur-reply to Plaintiffs’ motion to dismiss.

On August 12, 2016, in the Appeals, Plaintiffs filed an opposition to Kahane and Weil’s motion for leave to file the sur-reply or strike.
On September 1, 2016, VEREIT filed a motion to stay the Action.
On September 8, 2016, the Court entered an order denying VEREIT’s motion to stay the Action.
On September 16, 2016, document discovery commenced in the Action, the consolidated class actions pending before the Court, captioned In re American Realty Capital Properties, Inc. Litigation, Civil Action No. 1:15-mc-00040-AKH (S.D.N.Y.) (the “Class Action”), and the then-pending Direct Actions arising from substantially the same facts (together, the “Coordinated Actions”). Discovery in the Action was thereafter coordinated for all purposes with discovery in the Class Action.
During document discovery, over seventy parties and non-parties, including each of the Non-VEREIT Settling Defendants, cumulatively produced more than 846,000 documents totaling several million pages.
On November 15, 2016, the United States Court of Appeals for the Second Circuit entered an order dismissing the Appeals for lack of jurisdiction.
On January 20, 2017, the office of the U.S. Attorney for the Southern District of New York (the “Government”) moved to stay the Action and the Coordinated Actions until the conclusion of Block’s criminal trial, scheduled for the summer of 2017.
On January 25, 2017, the Court denied the Government’s stay motion.
On May 11, 2017, the Government renewed its motion for a partial stay of discovery until completion of Block’s criminal trial.
On May 15, 2017, the Court again denied the Government’s request for a partial stay of discovery.
On May 31, 2017, document discovery in the Action and the then-pending Coordinated Actions concluded.
On January 22, 2018, fact witness depositions in the Action and the then-pending Coordinated Actions commenced.

Between January 22, 2018 and December 18, 2018, Plaintiffs’ Counsel attended thirty-four fact depositions of witnesses including each individual Non-VEREIT Settling Defendant, ex-VEREIT employees, former VEREIT directors, former VEREIT officers, current and former employees of Grant Thornton, and third parties. During the depositions, Plaintiffs’ Counsel conducted non-duplicative examinations of thirty-one of the deponents regarding related-party transactions, executive compensation payments, and corporate governance allegations at issue in the Action.
On February 8, 2019, Plaintiffs filed motions for summary judgment against Block and McAlister. The same day, several of the Non-VEREIT Settling Defendants filed summary judgment motions against Plaintiffs.
On March 15, 2019, the parties filed their oppositions to the motions for summary judgment. On April 5, 2019, the parties filed replies in support of their motions for summary judgment.
On May 10, 2019, the Court entered an order denying the motions for summary judgment in the Action without prejudice to renewal.
B.Settlement Negotiations
In March 2017, certain of the parties conducted a mediation session with the Honorable Layn R. Phillips, United States District Judge (Ret.), an experienced mediator of complex disputes. In advance of the mediation session, Plaintiffs retained a forensic accounting expert who prepared a report on damages in the derivative action. Plaintiffs state that, based in part on the expert’s report, Plaintiffs submitted a confidential mediation statement to Judge Phillips. The first mediation session failed to produce a settlement, although the parties expended significant time and effort preparing for and attending the two-day mediation.
On July 16, 2019, Plaintiffs’ Counsel met with VEREIT’s Chief Executive Officer, General Counsel, and VEREIT’s counsel. Plaintiffs’ Counsel made a detailed presentation regarding the claims alleged in the Action and Plaintiffs’ calculation of damages. During the meeting, Plaintiffs’ Counsel answered questions from VEREIT’s Chief Executive Officer, General Counsel, and VEREIT’s counsel regarding particular theories of harm and the calculation of damages.

On August 15, 2019, Plaintiffs’ Counsel, VEREIT’s counsel, certain of the Non-VEREIT Settling Defendants’ counsel, and counsel for the lead plaintiff in the Class Action held a mediation session with Judge Phillips at the office of VEREIT’s counsel. Certain of the Settling Parties thereafter engaged in further extensive negotiations that included numerous email exchanges and telephonic conferences.
On August 19, 2019, the Plaintiffs met for a second time with VEREIT’s Chief Executive Officer, General Counsel, and VEREIT’s counsel.
Over the following weeks, the parties engaged in extensive, arm’s-length negotiations regarding the terms of a potential resolution of the Action.
On September 8, 2019, the Settling Parties signed and entered into a binding Memorandum of Understanding setting forth certain key terms of the Settlement.

II.	PLAINTIFFS’ CLAIMS AND STATEMENT OF SETTLEMENT BENEFITS
Plaintiffs believe that the Released Claims have substantial merit. Nonetheless, Plaintiffs acknowledge the expense and delay of continued proceedings necessary to prosecute the claims through trial and appeal. Plaintiffs have also considered the uncertain outcome inherent in any litigation, especially complex actions such as the Action, as well as the delay and difficulties of such litigation. Plaintiffs were also mindful of the onerous burdens of proof under, and possible defenses to, the claims asserted.
Based upon (i) investigation into and evaluation of the facts and laws relating to the claims released herein and alleged in the Derivative Actions, (ii) factual information to which Plaintiffs and Plaintiffs’ Counsel had access prior to the execution of this Stipulation, (iii) the contribution of two hundred eighty six million five hundred thousand dollars ($286,500,000) by the Non-VEREIT Settling Defendants as part of the global settlement of the claims in the Derivative Actions and the Class Action, (iv) the Supplementary Agreements that preserve VEREIT’s control over the settlement contributions by the Non-VEREIT Settling Defendants even if the Settlement is overturned on appeal, (v) investigations, document review and depositions conducted during the pendency of the Action, (vi) admissions made by and judgments obtained against certain of the Non-VEREIT Settling Defendants, (vii) legal analysis and briefing submitted by Plaintiffs and subsequent orders entered by the Court, (viii) advice provided by the Plaintiffs’ various consultants and experts, including forensic accountants and individuals with expertise in corporate governance issues, (ix) mediation sessions with Judge Phillips, and (x) Plaintiffs’ and Plaintiffs’ Counsel’s determination (subject to the final approval by the Court) that the terms of the proposed Settlement as set out in this Stipulation are fair, reasonable and adequate and in the best interests of VEREIT and Current VEREIT Stockholders, Plaintiffs have agreed to settle the Derivative Actions (as defined herein) and to release the Released Claims pursuant to the terms of this Stipulation.

III.	THE BENEFIT OF SETTLEMENT TO VEREIT
VEREIT has determined that the Settlement confers substantial benefits upon VEREIT and Current VEREIT Stockholders because, for among other reasons, the Settlement reduces the amount VEREIT is paying to settle the Class Action which in fact made the Settlement possible, eliminates the risk of adverse judgments at trial, puts an end to timing uncertainties, and removes the burdens and costs of the Derivative Actions and the Class Action.
VEREIT’s alleged and/or potential claims against the AR Capital Parties, Block and GT that were the subject of the Derivative Actions, and the defenses that could be asserted with respect to such claims, as well as the potential counterclaims that could be brought against VEREIT by, in particular, GT, were a central issue in the negotiations over the amounts that the AR Capital Parties, Block and GT would contribute to the global settlement of the claims that have been asserted or could have been asserted in the Derivative Actions and the Class Action. VEREIT believes the claims being pursued in the Derivative Actions had significant value to VEREIT and that those claims were a substantial factor behind the willingness of the AR Capital Parties, Block and GT to make the settlement payments that they agreed to make. The AR Capital Parties, Block and GT made clear throughout the settlement negotiations that but for resolution of VEREIT’s claims at issue in the Derivative Actions, they would not agree to any contribution to the Class Settlement, and that GT would not agree to provide VEREIT with a release as to counterclaims GT intended to assert against VEREIT in the Derivative Actions. Without those contributions, VEREIT would have been required to make a substantially larger payment to settle the Class Action, and may not, in fact, have been able to reach resolution. In addition, without the release from GT, VEREIT would continue to bear litigation risk, which VEREIT sought to finally and fully resolve through the global settlement. Consistent with the foregoing, VEREIT believes that the claims at issue in the Derivative Actions played a significant role in securing the settlement contributions from the AR Capital Parties, Block and GT, as well as the releases, which VEREIT believes are in the best interest of VEREIT.
As to the Non-VEREIT Settling Defendants other than the AR Capital Parties, Block and GT, VEREIT determined that the Settlement confers substantial benefits upon VEREIT and Current VEREIT Stockholders because of the substantial cost of continued litigation and trial, the risks associated with the outcome of a trial and appeal, and the risk of uncollectable judgments in the event of a judgment favorable to VEREIT.

IV.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY
The Non-VEREIT Settling Defendants have denied, and continue to deny, each and every claim and contention alleged by Plaintiffs in the Derivative Actions and affirm that they have acted properly, lawfully, and in full accord with their fiduciary duties, to the extent they owed any such duties to VEREIT, and other legal obligations, at all times. Further, the Non-VEREIT Settling Defendants have denied expressly, and continue to deny, all allegations of wrongdoing, fault, liability, or damage against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Derivative Actions and deny that they have ever committed or attempted to commit any violations of law, any breach of fiduciary duty owed to VEREIT or its stockholders, or any wrongdoing whatsoever. Had the terms of the Stipulation not been reached, the Non-VEREIT Settling Defendants would have continued to contest vigorously the allegations in the Derivative Actions, and the Non-VEREIT Settling Defendants maintain that they had and have meritorious defenses to all claims alleged or claims that could have been alleged in the Derivative Actions, as well as counterclaims against VEREIT they believe to be meritorious. Without admitting the validity of any of the claims that have been asserted in the Derivative Actions, or any liability with respect thereto, the Non-VEREIT Settling Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein. The Non-VEREIT Settling Defendants are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, and expense of further litigation of the Derivative Actions.2
Neither the Stipulation, nor any of its terms or provisions, nor any act performed or document executed pursuant to or in furtherance of the Settlement: (a) is, may be construed as, or may be used as an admission of, or evidence of, the truth or validity of any of the Released Claims, of any claims or allegations made in the Derivative Actions, or of any purported acts or omissions by the Non-VEREIT Settling Defendants; (b) is, may be construed as, or may be used as an admission of, or evidence of, any fault, omission, negligence, or wrongdoing by the Non-VEREIT Settling Defendants, or any concession of liability whatsoever; or (c) is, may be construed as, or may be used as an admission of, or evidence of, a concession by any Non-VEREIT Settling Defendant of any infirmity in the defenses or counterclaims that any Non-VEREIT Settling Defendant asserted or could have asserted in the Derivative Actions or otherwise.

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2    Notwithstanding the foregoing, McAlister, and only McAlister, acknowledges, as she has at other times in the Action, her plea of guilty to certain offenses in United States v. Lisa McAlister, 16-cr-00653 (S.D.N.Y.), and does not intend anything in the foregoing to be inconsistent with her plea.

V.	THE SETTLEMENT HEARING
The Settlement Hearing will be held before the Honorable Alvin K. Hellerstein on January 21, 2020 at 11:00 a.m. in Courtroom 14D of the U.S. District Court for the Southern District of New York, 500 Pearl Street, New York, New York 10007 to determine: (i) whether the proposed Settlement, upon the terms set forth in the Stipulation, should be finally approved in all respects as fair, reasonable, and adequate; (ii) whether the Judgment approving the Settlement, substantially in the form of Exhibit C attached to the Stipulation, should be entered, dismissing the Action with prejudice and releasing and enjoining the prosecution of any and all Released Claims; and (iii) whether Plaintiffs’ Counsel’s Fee Award should be finally approved. At the Settlement Hearing, the Court may hear or consider such other matters as the Court may deem necessary and appropriate. The Court may adjourn the date of the Settlement Hearing without further notice to Current VEREIT Stockholders, and the Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof, without further notice.

VI.	THE TERMS OF SETTLEMENT
The AR Capital Parties have agreed to contribute consideration with a value of two-hundred and twenty-five million dollars ($225,000,000) (inclusive of the value of certain operating partnership units in VEREIT Operating Partnership, L.P., and related dividends previously surrendered by some of the AR Capital Parties as part of a settlement with the Securities and Exchange Commission, which total $31,972,934 in value) to a global settlement to settle the Class Action, as well as any and all claims in the Derivative Actions; Block has agreed to contribute consideration with a value of twelve million, five hundred thousand dollars ($12,500,000) to a global settlement to settle the Class Action, as well as any and all claims in the Derivative Actions; and GT has agreed to contribute forty-nine million dollars ($49,000,000) to a global settlement to settle the Class Action, as well as any and all claims in the Derivative Actions. The Settling Parties agree that the claims in the Derivative Actions, as well as potential counterclaims that could be brought against VEREIT, were a central issue in the negotiations regarding the amounts that the AR Capital Parties, Block, and GT would contribute to the global settlement. Specifically, VEREIT believes the claims being pursued in the Derivative Actions had significant value to VEREIT and that those claims were a substantial factor behind the willingness of the AR Capital Parties, Block and GT to make the settlement payments that they agreed to make. The AR Capital Parties, Block and GT made clear throughout the settlement negotiations that but for resolution of VEREIT’s claims at issue in the Derivative Actions, they would not agree to any contribution to the settlement of the Class Action, and that GT would not agree to provide VEREIT with a release as to counterclaims GT intended to assert against VEREIT in the Derivative Actions. Without those contributions, VEREIT would have been required to make a substantially larger payment to settle the Class Action, and may not, in fact, have been able to reach resolution. In addition, without the release from GT, VEREIT would continue to bear litigation risk, which VEREIT sought to finally and fully resolve through the global settlement. Consistent with the foregoing, VEREIT believes that the claims at issue in the Derivative Actions played a significant role in securing the settlement contributions from the AR Capital Parties, Block and GT, as well as the releases, which VEREIT believes are in the best interest of VEREIT and its stockholders.

VII.	DISMISSAL AND RELEASES
In connection with the Court’s approval of the Settlement, the Settling Parties will jointly request entry of the Judgment by the Court, dismissing with prejudice all claims that Plaintiffs have alleged in the Action and any other Released Claims, as well as Defendants’ Released Claims and the NVSD Released Claims.
Upon the Effective Date, VEREIT, Plaintiffs, and each of the Current VEREIT Stockholders shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons. VEREIT, Plaintiffs, and each of the Current VEREIT Stockholders shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in this Stipulation and/or the Judgment entered pursuant thereto.
Upon the Effective Date, VEREIT and each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of Plaintiffs, their beneficiaries, and Plaintiffs’ Counsel from any and all Defendant Parties’ Released Claims. VEREIT and the Released Persons shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue Plaintiffs, their beneficiaries, or Plaintiffs’ Counsel with respect to any claims arising out of, relating to, or in connection with their institution, prosecution, assertion, settlement, or resolution of the Action or any Defendant Parties’ Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Defendant Parties’ Released Claims against Plaintiffs, their beneficiaries, or Plaintiffs’ Counsel except to enforce the releases and other terms and conditions contained in the Stipulation and/or the Judgment entered pursuant thereto.
Upon the Effective Date, the Non-VEREIT Settling Defendants shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the NVSD Released Claims against each respective Non-VEREIT Settling Defendant and the VEREIT Released Persons. The Non-VEREIT Settling Defendants shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue each respective Non-VEREIT Settling Defendant and the VEREIT Released Persons with respect to any NVSD Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the NVSD Released Claims against the VEREIT Released Persons except to enforce the releases and other terms and conditions contained in the Stipulation and/or the Judgment entered pursuant thereto.
Notwithstanding the foregoing, in the event that any Derivative Action other than the Action, or any derivative proceeding filed subsequent to execution of the Stipulation alleging claims that arise out of, are based upon, or relate to in any way any of the allegations, acts, transactions, facts, events, matters, occurrences, representations or omissions involved, set forth, alleged or referred to, in the Derivative Actions or the Class

Action, is permitted to proceed against any Non-VEREIT Settling Defendant: (i) VEREIT shall not be released from any rights of advancement, indemnification, contribution, or any other rights that such Non-VEREIT Settling Defendant has or may have for any claims, demand or losses (all subject to meeting applicable laws, requirements, and standards) arising out of such derivative proceeding; and (ii) GT shall be entitled to receive from VEREIT indemnification for and advancement of reasonable fees, costs, and expenses incurred or paid by GT in defending such derivative proceeding, and (subject to meeting applicable laws) amounts paid by GT in settlement of or in satisfaction of a judgment rendered in such derivative proceeding.

VIII.	PAYMENT OF PLAINTIFFS’ COUNSEL’S FEES AND EXPENSES
Plaintiffs intend to seek payment of a fee in an amount not to exceed twenty-six million dollars ($26,000,000) and expenses through application to the Court. VEREIT reserves its right to object to Plaintiffs’ Counsel’s application for fees and expenses.
Not later than ten (10) business days following the date on which the Court approves the Fee Award, VEREIT will pay Plaintiffs’ Counsel (through GPM) the amount approved by the Court (in an amount not to exceed twenty-six million dollars ($26,000,000) and expenses). Such monies shall be kept by GPM in a segregated escrow account and not distributed to GPM or anyone else until such time as the Fee Award becomes Final. For the avoidance of doubt, only VEREIT is liable for the Fee Award; none of the Non-VEREIT Settling Defendants are liable to the Plaintiffs or any other person for the Fee Award.
In the event of any failure to obtain final approval of the full amount of the Fee Award, or upon any appeal and/or further proceedings on remand, or successful collateral attack, which results in the Fee Award being overturned or substantially modified, Plaintiffs’ Counsel and their successors shall be obligated to repay within fifteen (15) business days the portion of the Fee Award held in escrow that was ultimately not awarded to Plaintiffs’ Counsel. Plaintiffs’ Counsel is subject to the Court’s jurisdiction for the purposes of enforcing this paragraph and the provisions related to the Fee Award.
Payment of the Fee Award in the amount approved by the Court shall constitute final and complete payment for Plaintiffs’ Counsel’s attorneys’ fees and expenses that have been incurred or will be incurred in connection with the filing and prosecution of the Action and the resolution of the claims alleged therein. Defendants and Defendants’ Counsel shall have no responsibility for the allocation or distribution of the Fee Award amongst Plaintiffs’ Counsel. Defendants, including VEREIT, shall have no obligation to make any payment to any Plaintiffs’ Counsel other than the payment provided in ¶¶ 5.1-5.2 of the Stipulation.
Except as otherwise provided in the Stipulation, or a separate agreement concerning advancement or indemnification among any Defendants, each of the Settling Parties shall bear his, her, or its own costs and attorneys’ fees. The Stipulation ¶ 5.5 is not intended to affect the rights of any Non-VEREIT Settling Defendant to indemnification or advancement of costs and attorney’s fees.

IX.	THE RIGHT TO OBJECT AND/OR BE HEARD AT THE SETTLEMENT HEARING
Any Current VEREIT Stockholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement should not be approved as fair, reasonable, and adequate, why Judgment should not be entered thereon, or why the Fee Award, should not be finally approved; provided, however, unless otherwise ordered by the Court, that no Current VEREIT Stockholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered approving the Settlement, or the Fee Award, unless that Stockholder has, at least twenty-one (21) calendar days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the stockholder’s name, legal address, telephone number and e-mail address; (b) proof of ownership of VEREIT common stock on September 27, 2019 and through the date of filing of the objection, including the number of shares of VEREIT common stock held and the date of purchase; (c) the nature of the objection; including any and all documentation or evidence in support of such objection; (d) the identities of any cases, by name, court, and docket number, in which the stockholder or his, her, or its attorney has objected to a settlement in the last three years; and (e) the signature of the stockholder making the objection or his, her, or its counsel; and (2) if a Current VEREIT Stockholder intends to appear and requests to be heard at the Settlement Hearing, such stockholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such stockholder’s intention to appear at the Settlement

Hearing; (b) a statement that indicates the basis for such appearance; (c) the identities of any witnesses the stockholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony; and (d) any and all evidence that would be presented at the Settlement Hearing. If a Current VEREIT Stockholder files a written objection and/or written notice of intent to appear, such stockholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such stockholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

Robert I. Harwood Matthew M. Houston Benjamin I. Sachs-Michaels GLANCY PRONGAY & MURRAY LLP 712 Fifth Avenue, 31st Floor New York, NY 10019 Tel: (212) 935-7400	Scott A. Edelman Antonia M. Apps Jed M. Schwartz Jonathan Ohring MILBANK LLP 55 Hudson Yards New York, New York 10001 Tel: (212) 530-5000

Plaintiff’s Counsel	Counsel for Nominal Defendant American Realty Capital Properties, Inc. (n/k/a VEREIT, Inc.)

Theodore V. Wells Jr.
Daniel J. Kramer
Lorin L. Reisner
Audra J. Soloway
Christopher L. Filburn
PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Tel: (212) 373-3000
James P. Gillespie Beth Mueller KIRKLAND & ELLIS LLP 1301 Pennsylvania Avenue NW Washington, D.C. 20004 Tel: (202) 389-5000

Counsel for Nicholas S. Schorsch	Counsel for David Kay

Reid M. Figel Rebecca A. Beynon Andrew E. Goldsmith Bradley E. Oppenheimer KELLOGG, HANSEN, TODD, FIGEL & FREDERICK, P.L.L.C. 1615 M Street N.W., Suite 400 Washington, D.C. 20036 Tel: (202) 326-7900	Guy Petrillo Dan Goldman PETRILLO KLEIN & BOXER LLP 655 Third Avenue, 22nd Floor New York, NY 10017 Tel: (212) 370-0330

Counsel for AR Capital LLC, ARC Properties Advisors LLC, Scott J. Bowman, Peter M. Budko, Brian D. Jones, William M. Kahane, and Edward M. Weil	Counsel for Lisa Beeson

John P. MacNaughton Eric A. Larson 1600 Atlanta Financial Center 343 Peachtree Road, N.E. Atlanta, GA 30326 Tel: (404) 233-7000

Gary F. Bendinger
SIDLEY AUSTIN LLP
787 Seventh Avenue
New York, NY 10019
Tel: (212) 839-5300

Bruce R. Braun
Melanie E. Walker
Kendra L. Stead
SIDLEY AUSTIN LLP
One South Dearborn
Chicago, IL 60603
Tel: (312) 853-7000

Counsel for Scott P. Sealy, Sr.	Counsel for Grant Thornton LLP

Christopher L. Garcia Richard W. Slack Evert J. Christensen, Jr. Adam Bookman Raquel Kellert WEIL, GOTSHAL & MANGES LLP 767 Fifth Avenue New York, NY 10153	Michael C. Miller Michael G. Scavelli STEPTOE & JOHNSON LLP 1114 Avenue of the Americas New York, NY 10036 Tel: (212) 506-3900

Counsel for Thomas A. Andruskevich, Leslie D. Michelson, Edward G. Rendell, William G. Stanley, and Bruce D. Frank	Counsel for Brian Block

Adam L. Fotiades
ZUCKERMAN SPAEDER LLP
1800 M Street NW, Suite 1000
Washington, DC 20036-5807
Tel: (202) 778-1800

Daniel P. Moylan
ZUCKERMAN SPAEDER LLP
100 East Pratt Street, Suite 2440
Baltimore, MD 21202-1031
Tel: (410) 332-0444

Counsel for Lisa McAlister

Any Current VEREIT Stockholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement and the Fee Award, as set forth in the Stipulation, unless otherwise ordered by the Court, but shall be forever bound by the Judgment to be entered, the dismissal of the Action with prejudice, and any and all of the releases set forth in the Stipulation.

X.	CONDITIONS FOR SETTLEMENT
The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (1) entry of the requested Judgment by the Court; (2) the Judgment has become Final; (3) the Court’s approval of a settlement and entry of a judgment in the Class Action, and (4) such approved judgment in the Class Action becoming Final.

XI.	EXAMINATION OF PAPERS AND INQUIRIES
This Notice contains only a summary of the terms of the Settlement. For a more detailed statement of the matters involved in the Action, reference is made to the Stipulation, which may be inspected at the Clerk of the Court’s Office, U.S. District Court for the Southern District of New York, 500 Pearl Street, New York 10007, during business hours of each business day or by visiting the investor relations portion of VEREIT’s website at http://ir.VEREIT.com/.
Any other inquiries regarding the Settlement or the Action should be addressed in writing to Counsel for Plaintiffs in the Action: Matthew M. Houston, Esq., Glancy Prongay & Murray LLP, 712 Fifth Avenue, 31st Floor, New York, NY 10019, Telephone: (212) 935-7400.

PLEASE DO NOT TELEPHONE THE COURT REGARDING THIS NOTICE.

DATED: October 4, 2019	BY ORDER OF THE DISTRICT COURT, UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK

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